Exhibit 99.1

Apollo Global Management, LLC Reports First Quarter 2012 Results

•	Total assets under management (“AUM”) of $86 billion as of March 31, 2012, compared to $70 billion as of March 31, 2011

•

Stone Tower Capital LLC acquisition completed in April 2012, bringing total AUM to $105 billion on a pro forma basis, which represents an increase of 50% in total AUM since Apollo’s initial public offering in 2011

•	Total realized gains from carried interest income of $159 million for the first quarter ended March 31, 2012, an 8% increase compared to $147 million for the same period in 2011

•	Total economic net income (“ENI”) of $462 million for the first quarter ended March 31, 2012, a 23% increase compared to $377 million for the same period in 2011

•	ENI After Taxes per Share of $1.10 for the first quarter ended March 31, 2012 compared to $0.99 per share for the same period in 2011

•	U.S. GAAP net income attributable to Apollo Global Management, LLC of $98 million for the first quarter ended March 31, 2012, compared to $38 million for the same period in 2011

•	Apollo declares a distribution of $0.25 per Class A share for the first quarter of 2012

New York, May 8, 2012 – Apollo Global Management, LLC (NYSE: APO) and its consolidated subsidiaries (collectively, “Apollo”) today reported results for the first quarter ended March 31, 2012.

Apollo reported total economic net income of $462.0 million for the first quarter of 2012, compared to $376.6 million for the first quarter of 2011. The 23% increase in ENI was driven by improved performance in both Apollo’s Management Business and Incentive Business, which reported ENI of $35.1 million and $426.9 million for the first quarter of 2012, respectively, compared to $14.7 million and $361.9 million for the first quarter of 2011, respectively.

Total AUM was $86.1 billion as of March 31, 2012, compared to $70.0 billion as of March 31, 2011, an increase of $16.1 billion or 23%. The $16.1 billion increase in total AUM includes an $11.3 billion increase in fee-generating AUM, discussed further below, as well as $3.0 billion from the long-term strategic partnership with the Teachers Retirement System of Texas (TRS).

Fee-generating AUM was $59.6 billion as of March 31, 2012, compared to $48.3 billion as of March 31, 2011, an increase of $11.3 billion, or 23%. The increase in fee-generating AUM was driven by both organic and strategic growth across Apollo’s segments, including $7.0 billion related to Athene Holding Ltd. and its affiliates (“Athene”), $3.0 billion from the acquisition of Gulf Stream Asset Management LLC during the fourth quarter of 2011, as well as new capital raised for our natural resources, longevity and real estate investment strategies.

U.S. GAAP results for the quarter ended March 31, 2012 included net income attributable to Apollo Global Management, LLC of $98.0 million, compared to $38.2 million for the quarter ended March 31, 2011.

Leon Black, Chairman and Chief Executive Officer said, “We believe our first quarter results demonstrate the strength of Apollo’s global integrated platform and that 2012 is off to a terrific start in terms of capital formation, capital deployment, and cash distributions for our shareholders. Moreover, with the recent closing of Apollo’s acquisition of Stone Tower Capital, our total assets under management now exceed $100 billion on a pro-forma basis, and capital markets has become the firm’s largest business segment based on total assets under management. We continue to seek attractive investment opportunities that will drive growth and diversification across our platform.”

Combined Segments

Total revenue for Apollo’s Management Business was $166.9 million during the first quarter of 2012, an increase of $16.8 million, or 11%, from the first quarter of 2011. This includes management fee revenues of $130.0 million for the first quarter of 2012, which increased $11.8 million, or 10%, from the first quarter of 2011, and transaction and advisory fee revenue of $27.3 million for the first quarter of 2012, which increased $7.9 million, or 41%, from $19.4 million during the first quarter of 2011.

Apollo’s Incentive Business reported $624.1 million of total carried interest income during the first quarter of 2012, a $77.9 million increase or 14%, compared to $546.2 million during the first quarter of 2011. These amounts include $149.8 million of total realized gains from carried interest income for the quarter ended March 31, 2012, an 11% increase compared to $134.8 million during the first quarter of 2011. The increase in realized gains in carried interest income during the first quarter of 2012 was driven by the recurring interest and dividend income earned within certain Apollo funds.

Total expenses for Apollo’s Management Business were $137.4 million during the first quarter of 2012, a slight decrease from $140.1 million during the first quarter of 2011. Total salary, bonus and benefits expense for Apollo’s Management Business was $65.1 million during the first quarter of 2012, a decrease of $7.0 million, or 10%, from the first quarter of 2011. The compensation expense decrease was largely driven by the performance-based incentive arrangement adopted by Apollo in June 2011, whereby certain partners and senior employees earn discretionary compensation based on carried interest realizations. During the first quarter of 2012, there was $21.1 million of such discretionary compensation reflected in the Incentive Business as profit sharing expense. Offsetting this compensation expense decrease was increased headcount primarily from the expansion of our capital markets platform. Non-compensation expenses for Apollo’s Management Business were $53.4 million during the first quarter of 2012, a decrease of $1.4 million, or 3%, from the first quarter of 2011.

Private Equity Segment

The economic net income from Apollo’s private equity segment was $311.2 million for the first quarter of 2012, a $28.8 million increase, or 10%, compared to $282.4 million for the first quarter of 2011. Management Business revenues for the private equity segment were $92.9 million for the first quarter of 2012, compared to $80.6 million for the first quarter of 2011. The $12.3 million increase was primarily driven by higher advisory and transaction fees, which included $6.1 million in fees received associated with Rexnord Corporation’s initial public offering in March 2012. Management Business expenses for the private equity segment were $59.4 million for the first quarter of 2012, compared to $68.6 million for the first quarter of 2011. Total carried interest income of $448.1 million for the first quarter of 2012, which increased slightly from $441.7 million for the first quarter of 2011.

During the first quarter of 2012, Apollo’s private equity segment had $122.1 million of realized carried interest income, $89.5 million of which was generated by Fund VI based primarily on interest and dividend income earned by underlying investments. The $89.5 million includes $32.4 million of income that was recognized by Fund VI during the fourth quarter of 2011 but not recorded as realized carried interest income until the first quarter of 2012 after Fund VI met the priority return and other related contractual requirements specific to the related underlying investments.

Apollo’s private equity fund performance, as measured by IRR, continued to improve during the quarter. From its inception in 2008 through March 31, 2012, Fund VII generated an annual gross and net IRR of 35% and 25%, respectively. Fund VI, which began investing in 2006 during the peak of the credit and housing market boom, generated an annual gross and net IRR of 10% and 9%, respectively, since its inception through March 31, 2012. The combined fair value of Apollo’s private equity funds was 48% above cost as of March 31, 2012 and appreciated by 16% during the first quarter of 2012.

Apollo continued to identify compelling investment opportunities during the quarter, led by the acquisition of Taminco Group Holdings, the largest independent global producer of alkylamines and their derivatives, for approximately €1.1 billion including debt. Private equity capital invested during the first quarter of 2012 was $1.0 billion, and uncalled private equity commitments, or “dry powder”, was $7.4 billion as of March 31, 2012.

Capital Markets Segment

The economic net income from Apollo’s capital markets segment was $155.6 million for the first quarter of 2012, a $53.9 million increase, or 53%, when compared to economic net income of $101.7 million for the first quarter of 2011. Apollo’s capital markets segment had total carried interest income of $174.3 million for the first quarter of 2012, compared to $104.5 million during the first quarter of 2011. Management fees within the capital markets segment were $52.6 million for the first quarter of 2012, an increase of $9.2 million, or 21%, compared to the first quarter of 2011. The increase in management fees was largely driven by the acquisition of Gulf Stream Asset Management LLC during the fourth quarter of 2011 and additional AUM managed by Athene Asset Management, LLC.

On April 2, 2012, Apollo finalized its agreement to acquire Stone Tower Capital LLC and its related management companies (“Stone Tower”), a leading alternative credit manager. The Stone Tower transaction bolsters Apollo’s position as one of the world’s largest and most diverse credit managers by adding significant scale and several new credit product capabilities. Stone Tower managed approximately $18.7 billion of AUM as of March 31, 2012, which includes $5.1 billion of AUM with a contractual life of 12 to 18 months. Apollo’s capital markets AUM on a pro-forma basis including Stone Tower was $55.2 billion as of March 31, 2012, which increased $31.4 billion, or 132%, from $23.8 billion of capital markets AUM as of March 31, 2011.

Real Estate Segment

Apollo’s real estate segment had an economic net loss of $4.8 million for the first quarter of 2012, compared to an economic net loss of $7.6 million for the first quarter of 2011. Total revenues for the real estate segment during the first quarter of 2012 were $12.1 million, as compared to $9.3 million in the first quarter of 2011. As of March 31, 2012, Apollo’s real estate AUM was $8.3 billion, compared to $6.5 billion at March 31, 2011 due to the launch of new funds.

During April 2012, AGRE U.S. Real Estate Fund, LP (“AGRE U.S.”) held a final closing, bringing total commitments to $713 million. AGRE U.S. has already made several investments, including the acquisition of the Novotel New York Times Square hotel in partnership with Chartres Lodging Group, which was completed during the first quarter of 2012.

Capital and Liquidity

As of March 31, 2012, Apollo had $640.5 million of cash and cash equivalents and $738.3 million of debt. These amounts exclude cash and debt associated with Apollo’s consolidated funds and consolidated variable interest entities. As of March 31, 2012, Apollo had a $1,369.8 million carried interest receivable and corresponding profit sharing payable of $568.8 million as well as total investments in its private equity, capital markets and real estate funds of $425.2 million, excluding consolidated VIEs and AAA.

Distribution

Apollo Global Management, LLC has declared a first quarter 2012 cash distribution of $0.25 per Class A share, which comprises a regular distribution of $0.07 per Class A share and a quarterly distribution of $0.18 per Class A share primarily attributable to realizations from portfolio company and credit investment dispositions as well as interest and dividend income earned by our private equity and capital markets funds. This distribution will be paid on May 30, 2012 to holders of record at the close of business on May 21, 2012.

Apollo intends to distribute to its shareholders on a quarterly basis substantially all of its net after-tax cash flow in excess of amounts determined by its manager to be necessary or appropriate to provide for the conduct of its business. However, we cannot assure shareholders that they will receive any distributions.

Conference Call

Apollo will host a conference call on Tuesday, May 8, 2012 at 10:00 am EDT. During the call Marc Spilker, President, Gene Donnelly, Chief Financial Officer, and Gary Stein, Head of Corporate Communications, will review Apollo’s financial results. The conference call can be accessed by dialing (888) 868-4188 (U.S. domestic) or +1 (615) 800-6914 (international), and by providing conference call ID 73332132 when prompted by the operator. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Investor Relations section of Apollo’s website at www.agm.com.

Following the call a replay of the event can be accessed either telephonically or via audio webcast. A telephonic replay of the live broadcast will be available approximately two hours after the live broadcast by dialing (800) 585-8367 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 73332132. To access the audio webcast, please visit Events in the Investor Relations section of Apollo’s website at www.agm.com.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $86 billion as of March 31, 2012, in private equity, credit-oriented capital markets and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Contact Information

For inquiries regarding Apollo, please contact:

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

212-822-0467

gstein@apollolp.com

Patrick M. Parmentier, CPA

Investor Relations Manager

Apollo Global Management, LLC

212-822-0472

pparmentier@apollolp.com

For media inquiries regarding Apollo, please contact:

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, LLC

(212) 843-8590

czehren@rubenstein.com

Forward-Looking Statements

This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, capital markets or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 9, 2012, and such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This release does not constitute an offer of any Apollo fund.

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(dollars in thousands, except share data)

	Three Months Ended March 31,
	2012	2011
Revenues:
Advisory and transaction fees from affiliates	$27,236	$19,416
Management fees from affiliates	127,178	118,150
Carried interest income from affiliates	622,329	558,776

Total Revenues	776,743	696,342

Expenses:
Compensation and benefits:
Equity-based compensation	148,866	283,607
Salary, bonus and benefits	65,071	72,069
Profit sharing expense	249,024	217,085
Incentive fee compensation	35	10,159

Total Compensation and benefits	462,996	582,920
Interest expense	11,380	10,882
Professional fees	11,527	17,361
General, administrative and other	19,207	16,607
Placement fees	921	539
Occupancy	8,726	7,226
Depreciation and amortization	8,473	6,046

Total Expenses	523,230	641,581

Other Income:
Net gains from investment activities	157,708	157,929
Net (loss) gains from investment activities of consolidated variable interest entities	(16,201)	17,088
Income from equity method investments	43,251	21,826
Interest and dividend income	1,614	258
Other income, net	5,816	8,063

Total Other Income	192,188	205,164

Income before income tax provision	445,701	259,925
Income tax provision	(14,560)	(8,820)

Net Income	431,141	251,105
Net income attributable to Non-Controlling Interests	(333,098)	(212,949)

Net Income Attributable to Apollo Global Management, LLC	$98,043	$38,156

Dividends Declared per Class A Share	$0.46	$0.17

Net Income Per Class A Share:
Net Income Per Class A Share – Basic and Diluted	$0.66	$0.33

Weighted Average Number of Class A Shares – Basic	125,269,253	98,215,736

Weighted Average Number of Class A Shares – Diluted	127,515,663	98,509,109

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions, except per share data)

Summary of Combined Segment Results for Management Business and Incentive Business:

	Three Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Management Business:
Advisory and transaction fees from affiliates	$19.4	$23.6	$17.2	$22.1	$27.3
Management fees from affiliates	118.2	121.2	123.0	127.8	130.0
Carried interest income from affiliates:
Realized gains	12.5	11.2	11.3	9.5	9.6

Total management business revenues	150.1	156.0	151.5	159.4	166.9

Equity-based compensation(1)	13.2	17.0	18.0	20.0	18.9
Salary, bonus and benefits	72.1	64.3	68.4	46.3	65.1

Interest expense	10.9	10.3	9.8	9.9	11.4
Professional fees	17.1	12.8	6.8	21.6	11.3
General, administrative and other	16.2	22.1	16.3	19.4	18.7
Placement fees	0.5	0.6	2.0	0.8	0.9
Occupancy	7.2	7.9	10.4	10.3	8.7
Depreciation and amortization(2)	2.9	2.6	3.0	2.6	2.4

Total non-compensation expenses	54.8	56.3	48.3	64.6	53.4

Total management business expenses	140.1	137.6	134.7	130.9	137.4

Other income (loss)	8.3	13.7	(9.5)	2.3	7.0

Non-controlling interest(3)	(3.6)	(1.6)	(4.1)	(2.8)	(1.4)

Management Business Economic Net Income	14.7	30.5	3.2	28.0	35.1

Incentive Business:

Carried interest income (loss):
Unrealized gains (losses)	411.4	(25.8)	(1,683.2)	211.0	474.3
Realized gains	134.8	178.7	52.9	278.2	149.8

Total carried interest income (loss)	546.2	152.9	(1,630.3)	489.2	624.1

Profit sharing expense:
Unrealized profit sharing expense	167.6	(9.6)	(582.7)	54.1	178.4
Realized profit sharing expense	49.5	80.4	19.3	157.8	70.7

Total profit sharing expense	217.1	70.8	(563.4)	211.9	249.1

Incentive fee compensation	10.1	(3.6)	(3.8)	0.7	—

Net gains (losses) from investment activities	17.8	2.3	(33.4)	7.4	3.4
Income (loss) from equity method investments	25.1	6.8	(65.7)	44.6	48.5

Other income (loss)	42.9	9.1	(99.1)	52.0	51.9

Incentive Business Economic Net Income (Loss)	361.9	94.8	(1,162.2)	328.6	426.9

Total Economic Net Income (Loss)	376.6	125.3	(1,159.0)	356.6	462.0

Income Tax (Provision) Benefit on Economic Net Income(4)	(25.2)	(7.8)	66.5	(54.6)	(39.7)

Total Economic Net Income (Loss) After Taxes	$351.4	$117.5	$(1,092.5)	$302.0	$422.3

Non-GAAP Weighted average diluted shares outstanding (in millions)	353.6	376.0	378.0	379.3	383.6

Total ENI After Taxes per Share	$0.99	$0.31	$(2.89)	$0.80	$1.10

(1)	The combined amounts relate to RSUs (excluding RSUs granted in connection with the 2007 private placement) and share options. Excludes equity-based compensation expense comprising amortization of Apollo Operating Group (AOG) units.
(2)	Includes amortization of leasehold improvements.
(3)	Reflects the remaining interest held by certain individuals who receive an allocation of income from certain of our capital markets management companies.
(4)	See definition under ENI after taxes in the non-GAAP financial information and definitions section of this press release.

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions, except per share data)

Private Equity Segment:

	Three Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Management Business:
Advisory and transaction fees from affiliates	$15.1	$21.6	$14.8	$15.4	$25.9
Management fees from affiliates	65.5	65.4	65.3	67.0	67.0

Total management business revenues	80.6	87.0	80.1	82.4	92.9

Equity-based compensation	7.2	7.5	8.1	9.0	7.8
Salary, bonus and benefits	37.8	27.8	32.4	27.1	30.8
Other expenses	23.6	26.6	24.8	24.3	20.8

Total management business expenses	68.6	61.9	65.3	60.4	59.4

Other income (loss)	5.1	3.7	(1.0)	(0.7)	3.3

Management Business Economic Net Income	17.1	28.8	13.8	21.3	36.8

Incentive Business:

Carried interest income (loss):
Unrealized gains (losses)	323.1	(32.4)	(1,399.1)	88.7	326.0
Realized gains	118.6	171.4	40.5	240.0	122.1

Total carried interest income (loss)	441.7	139.0	(1,358.6)	328.7	448.1

Profit sharing expense:
Unrealized profit sharing expense	147.1	(17.4)	(513.1)	13.1	153.7
Realized profit sharing expense	45.1	77.4	15.8	131.6	50.6

Total profit sharing expenses	192.2	60.0	(497.3)	144.7	204.3

Income (losses) from equity method investments	15.8	4.5	(39.4)	27.1	30.6

Total other income (loss)	15.8	4.5	(39.4)	27.1	30.6

Incentive Business Economic Net Income (Loss)	265.3	83.5	(900.7)	211.1	274.4

Total Economic Net Income (Loss)	$282.4	$112.3	$(886.9)	$232.4	$311.2

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions, except per share data)

Capital Markets Segment:

	Three Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Management Business:
Advisory and transaction fees from affiliates	$4.3	$2.0	$1.9	$6.5	$1.4
Management fees from affiliates	43.4	46.1	47.2	50.0	52.6
Carried interest income from affiliates:
Realized gains	12.5	11.2	11.3	9.5	9.6

Total management business revenues	60.2	59.3	60.4	66.0	63.6

Equity-based compensation	3.5	6.3	6.4	7.1	8.1
Salary, bonus and benefits	24.5	28.6	29.1	10.7	27.6
Other expenses	26.0	23.8	17.5	27.7	25.9

Total management business expenses	54.0	58.7	53.0	45.5	61.6

Other income (loss)	2.7	0.5	(8.3)	3.1	2.9

Non-controlling interest	(3.6)	(1.6)	(4.1)	(2.8)	(1.4)

Management Business Economic Net Income (Loss)	5.3	(0.5)	(5.0)	20.8	3.5

Incentive Business:

Carried interest income (loss):
Unrealized gains (losses)	88.3	6.6	(284.1)	122.3	148.3
Realized gains	16.2	7.3	12.4	38.2	26.0

Total carried interest income (loss)	104.5	13.9	(271.7)	160.5	174.3

Profit sharing expense:
Unrealized profit sharing expense	20.5	7.8	(69.6)	41.0	24.7
Realized profit sharing expense	4.4	3.0	3.5	24.8	18.6

Total profit sharing expense	24.9	10.8	(66.1)	65.8	43.3

Incentive fee compensation	10.1	(3.6)	(3.8)	0.7	—

Net gains (losses) from investment activities	17.8	2.3	(33.4)	7.4	3.4
Income (loss) from equity method investments	9.1	2.0	(26.4)	17.4	17.7

Total other income (loss)	26.9	4.3	(59.8)	24.8	21.1

Incentive Business Economic Net Income (Loss)	96.4	11.0	(261.6)	118.8	152.1

Total Economic Net Income (Loss)	$101.7	$10.5	$(266.6)	$139.6	$155.6

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions, except per share data)

Real Estate Segment:

	Three Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Management Business:
Advisory and transaction fees from affiliates	$—	$—	$0.5	$0.2	$—
Management fees from affiliates	9.3	9.7	10.5	10.8	10.4

Total management business revenues	9.3	9.7	11.0	11.0	10.4

Equity-based compensation	2.5	3.2	3.5	3.9	3.0
Salary, bonus and benefits	9.8	7.9	6.9	8.5	6.7
Other expenses	5.2	5.9	6.0	12.6	6.7

Total management business expenses	17.5	17.0	16.4	25.0	16.4

Other income (loss)	0.5	9.5	(0.2)	(0.1)	0.8

Management Business Economic Net (Loss) Income	(7.7)	2.2	(5.6)	(14.1)	(5.2)

Incentive Business:

Carried interest income:
Unrealized gains	—	—	—	—	—
Realized gains	—	—	—	—	1.7

Total carried interest income	—	—	—	—	1.7

Profit sharing expense:
Unrealized profit sharing expense	—	—	—	—	—
Realized profit sharing expense	—	—	—	1.4	1.5

Total profit sharing expense	—	—	—	1.4	1.5

Income from equity method investments	0.1	0.3	0.2	0.1	0.2

Incentive Business Economic Net Income (Loss)	0.1	0.3	0.2	(1.3)	0.4

Total Economic Net (Loss) Income	$(7.6)	$2.5	$(5.4)	$(15.4)	$(4.8)

APOLLO GLOBAL MANAGEMENT, LLC

RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ECONOMIC NET

INCOME (LOSS) (UNAUDITED)

(dollars in millions)

Reconciliation of U.S. GAAP Net Income (Loss) to Economic Net Income (Loss):

	Three Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Net Income (Loss) Attributable to Apollo Global Management, LLC	$38.2	$(51.0)	$(467.0)	$11.0	$98.0
Impact of non-cash charges related to equity-based compensation:
AOG units	258.2	258.2	258.2	258.2	116.2
RSUs Private placement awards(1)	11.9	11.9	11.4	11.8	13.3
ARI restricted stock awards, ARI RSUs and AMTG RSUs	0.2	0.2	0.4	0.5	0.4
AAA RDUs	0.1	0.1	0.2	0.1	0.1

Total non-cash charges related to equity-based compensation	270.4	270.4	270.2	270.6	130.0

Income tax provision (benefit)	8.8	3.6	(19.9)	19.4	14.6
Income (loss) from consolidated VIEs	—	—	0.7	(0.7)	—
Amortization of intangible assets associated with the 2007 Reorganization and acquisitions	3.2	4.3	3.6	4.0	6.1
Net income (loss) attributable to Non-Controlling Interests in Apollo Operating Group	56.0	(102.0)	(946.6)	52.3	213.3

Economic Net Income (Loss)	$376.6	$125.3	$(1,159.0)	$356.6	$462.0

(1)	Represents awards granted in connection with the 2007 private placement.

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

Assets Under Management – Fee-Generating and Non-Fee Generating

The table below displays fee-generating and non-fee generating AUM by segment as of March 31, 2012 and 2011 and December 31, 2011. The changes in market conditions, additional funds raised and acquisitions have had significant impacts to our AUM:

	As of March 31,			As of December 31,
	2012		2011	2011
	(in millions)
Total Assets Under Management	$86,126	(1)	$69,959	$75,222
Fee-generating	59,571		48,269	58,121
Non-fee generating	26,555	(1)	21,690	17,101

Private Equity	38,398		39,578	35,384
Fee-generating	27,653		27,804	28,031
Non-fee generating	10,745		11,774	7,353

Capital Markets	36,465		23,834	31,867
Fee-generating	28,207		17,660	26,553
Non-fee generating	8,258		6,174	5,314

Real Estate	8,263		6,547	7,971
Fee-generating	3,711		2,805	3,537
Non-fee generating	4,552		3,742	4,434

(1)	Includes $3.0 billion of commitments from a strategic investment account that have yet to be deployed to an Apollo fund within our three segments.

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

The following tables summarize changes in total AUM and total AUM for each of our segments for the three months ended March 31, 2012 and 2011:

	For the Three Months Ended March 31,
	2012	2011(1)
	(in millions)
Change in Total AUM:
Beginning of Period	$75,222	$67,551
Income	4,456	2,698
Subscriptions/Capital raised	4,342 (2)	805
Other inflows/Acquisitions	1,382	—
Distributions	(313)	(1,590)
Redemptions	(100)	(109)
Leverage	1,137	604

End of Period	$86,126 (2)	$69,959

Change in Private Equity AUM:
Beginning of Period	$35,384	$38,799
Income	3,231	1,833
Subscriptions/Capital raised	10	—
Distributions	(60)	(1,212)
Net segment transfers	(2)	134
Leverage	(165)	24

End of Period	$38,398	$39,578

Change in Capital Markets AUM:
Beginning of Period	$31,867	$22,283
Income	1,051	875
Subscriptions/Capital raised	1,027	805
Other inflows/Acquisitions	1,382	—
Distributions	(82)	(375)
Redemptions	(100)	(109)
Net segment transfers	(88)	(234)
Leverage	1,408	589

End of Period	$36,465	$23,834

Change in Real Estate AUM:
Beginning of Period	$7,971	$6,469
Income (loss)	174	(10)
Subscriptions/Capital raised	305	—
Distributions	(171)	(3)
Net segment transfers	90	100
Leverage	(106)	(9)

End of Period	$8,263	$6,547

(1)	Reclassified to conform to current period’s presentation.
(2)	Includes $3.0 billion of commitments from a strategic investment account that have yet to be deployed to an Apollo fund within our three segments.

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

The following tables summarize changes in total fee-generating AUM and fee-generating AUM for each of our segments for the three months ended March 31, 2012 and 2011:

	For the Three Months Ended March 31,
	2012	2011
	(in millions)
Change in Total Fee-Generating AUM:
Beginning of Period	$58,121	$47,037
(Loss) income	401	575
Subscriptions/Capital raised	414	667
Other inflows/Acquisitions	1,381	—
Distributions	(185)	(315)
Redemptions	(96)	(106)
Net movements between Fee Generating and Non-Fee Generating	(4)	100
Leverage	(461)	311

End of Period	$59,571	$48,269

Change in Private Equity Fee-Generating AUM:
Beginning of Period	$28,031	$27,874
Income	76	28
Subscriptions/Capital raised	10	—
Distributions	(53)	(177)
Net segment transfers	—	34
Net movements between Fee Generating and Non-Fee Generating	9	—
Leverage	(420)	45

End of Period	$27,653	$27,804

Change in Capital Markets Fee-Generating AUM:
Beginning of Period	$26,553	$16,484
(Loss) income	256	581
Subscriptions/Capital raised	303	599
Other inflows/Acquisitions	1,381	—
Distributions	(70)	(130)
Redemptions	(96)	(106)
Net segment transfers	(88)	(34)
Net movements between Fee Generating and Non-Fee Generating	9	—
Leverage	(41)	266

End of Period	$28,207	$17,660

Change in Real Estate Fee-Generating AUM:
Beginning of Period	$3,537	$2,679
Income (loss)	69	(34)
Subscriptions/Capital raised	101	68
Distributions	(62)	(8)
Net segment transfers	88	—
Net movements between Fee Generating and Non-Fee Generating	(22)	100

End of Period	$3,711	$2,805

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE (UNAUDITED)

Investment Record

Private Equity

The following table summarizes the investment record of certain of our private equity fund portfolios. All amounts are as of March 31, 2012, unless otherwise noted:

	Vintage Year	Committed Capital	Total Invested Capital	Realized	Unrealized(1)	Total Value	As of March 31, 2012				As of December 31, 2011
							Gross IRR		Net IRR		Gross IRR		Net IRR
	(in millions)
ANRP(2)	2012	$583	$83	$—	$80	$80	NM	(2)	NM	(2)	N/A		N/A
Fund VII	2008	14,676	11,607	5,854	12,115	17,969	35%		25%		31%		22%
Fund VI	2006	10,136	11,767	4,856	10,772	15,628	10		9		6		5
Fund V	2001	3,742	5,192	11,155	1,508	12,663	61		44		61		44
Fund IV	1998	3,600	3,481	6,693	142	6,835	12		9		12		9
Fund III	1995	1,500	1,499	2,654	64	2,718	18		12		18		12
Fund I, II & MIA(3)	1990/92	2,220	3,773	7,924	—	7,924	47		37		47		37

Total		$36,457	$37,402	$39,136	$24,681	$63,817	39	%(4)	26	%(4)	39	%(4)	25	%(4)

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.
(2)	Apollo Natural Resources Partners, L.P. (“ANRP”) commenced investing capital less than 24 months prior to the period indicated. Given the limited investment period and overall longer investment period for private equity funds, the return information was deemed not meaningful.
(3)	Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. We do not differentiate between Fund I and Fund II investments for purposes of performance figures because they are not meaningful on a separate basis and do not demonstrate the progression of returns over time.
(4)	Total IRR is calculated based on total cash flows for all funds presented.

Capital Markets

The following table summarizes the investment record for certain funds with a defined maturity date and internal rate of return since inception, which is computed for the purposes of this table based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date. All amounts are as of March 31, 2012, unless otherwise noted:

	Strategy	Vintage Year	Committed Capital	Total Invested Capital	Realized	Unrealized(1)	Total Value	As of March 31, 2012				As of December 31, 2011
								Gross IRR		Net IRR		Gross IRR		Net IRR
	(in millions)
FCI(2)	Other	2012	$558.8	$268.3	$10.3	$263.5	$273.8	NM	(3)	NM	(3)	NM	(3)	NM	(3)
AESI(2)(4)	Senior Credit Fund	2011	474.3	150.0	32.8	157.6	190.4	NM	(3)	NM	(3)	NM	(3)	NM	(3)
AEC(2)	Senior Credit Fund	2011	243.9	72.8	9.2	128.0	137.2	NM	(3)	NM	(3)	NM	(3)	NM	(3)
AIE II(4)	Mezzanine Fund	2008	275.5	778.6	763.9	355.9	1,119.8	19.5%		15.5%		18.2%		14.2%
COF I	Senior Credit Fund	2008	1,484.9	1,611.3	1,033.0	2,406.6	3,439.6	39.3		35.3		25.0		22.4
COF II	Senior Credit Fund	2008	1,583.0	2,176.4	1,223.6	1,611.8	2,835.4	13.1		10.9		10.3		8.5
EPF I(4)	Non-Performing Loan	2007	1,727.9	1,451.9	1,055.6	844.4	1,900.0	15.9		8.6		16.6		8.8
ACLF	Senior Credit Fund	2007	984.0	1,448.5	1,080.9	738.1	1,819.0	11.5		10.7		10.1		9.2
Artus	Senior Credit Fund	2007	106.6	190.1	36.1	176.3	212.4	4.7		4.5		3.6		3.4

Totals			$7,438.9	$8,147.9	$5,245.4	$6,682.2	$11,927.6

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.
(2)	Financial Credit Investment I, L.P. (“FCI”), Apollo European Strategic Investment, L.P. (“AESI”) and Apollo European Credit Master Fund, L.P. (“AEC”) were established during 2011. FCI had its final capital raise in the first quarter of 2012, establishing its vintage year.
(3)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.
(4)	Fund is denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.33 as of March 31, 2012.

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE (UNAUDITED)

The following table summarizes the investment record for certain funds with no maturity date, except AIE I which is winding down and is therefore expected to have a finite life. All amounts are as of March 31, 2012, unless otherwise noted:

					Net Return
	Strategy	Vintage Year	Current Net Asset Value as of March 31, 2012		Since Inception to March 31, 2012		For the Three Months Ended March 31, 2012		For the Three Months Ended March 31, 2011	Since Inception to December 31, 2011		For the Year Ended December 31, 2011
	(in millions)
ACSP(1)(2)	Senior Credit Fund	2012	$82.0		NM	(1)	NM	(1)	N/A	NM	(1)	NM (1)
AMTG(1)(3)	Senior Credit Fund	2011	204.6		NM	(1)	NM	(1)	N/A	NM	(1)	NM (1)
AFT(1)(4)	Senior Credit Fund	2011	284.5		NM	(1)	NM	(1)	N/A	NM	(1)	NM (1)
AAOF	Distressed and Event Driven	2007	217.6		9.5%		2.0%		(1.0)%	7.4%		(7.3)%
SOMA(5)	Distressed and Event Driven	2007	1,085.8		40.7		11.8		6.5	25.9		(10.5)
AIE I(6)	Mezzanine Fund	2006	40.7		(48.2)		3.6		11.6	(50.0)		(4.4)
AINV(7)	Mezzanine Fund	2004	1,607.4	(7)	N/A		N/A		6.0	34.1		(5.1)
Value Funds(8)	Distressed and Event Driven	2003/2006	861.1		67.3		11.6		5.5	50.0		(9.6)

Totals			$4,383.7

(1)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.
(2)	Apollo Centre Street Partnership, L.P. (“ACSP”) is a strategic investment account with $600 million of committed capital.
(3)	In July 2011, Apollo Residential Mortgage, Inc. (“AMTG”) completed its initial public offering raising approximately $203.0 million in net proceeds. The net asset value is shown as of December 31, 2011. See www.apolloresidentialmortgage.com for the most recent financial information on AMTG.
(4)	The Apollo Senior Floating Rate Fund Inc. (“AFT”) completed its initial public offering during the first quarter of 2011. See www.agmfunds.com for the most recent financial information on AFT.
(5)	SOMA returns for primary mandate, which follows similar strategies as the Value Funds and excludes SOMA’s investments in other Apollo funds.
(6)	Fund is denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.33 as of March 31, 2012.
(7)	Net return for AINV represents NAV return including reinvested dividends. Net asset value and returns are as of December 31, 2011. See www.apolloic.com for the most recent public financial information on AINV.
(8)	Value Funds consist of Apollo Strategic Value Master Fund, L.P., together with its feeder funds (“SVF”) and Apollo Value Investment Master Fund, L.P., together with its feeder funds (“VIF”).

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE (UNAUDITED)

Real Estate

The following table summarizes the investment record for certain funds with a defined maturity date and internal rate of return since inception, which for the purposes of this table is computed based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date. All amounts are as of March 31, 2012, unless otherwise noted:

												As of March 31, 2012				As of December 31, 2011
	Vintage Year	Raised Capital	Current Net Asset Value	Total Invested Capital		Realized		Unrealized(1)		Total Value		Gross IRR		Net IRR		Gross IRR		Net IRR
		(in millions)
AGRE U.S. Real Estate Fund, L.P(2)(3)	2012	$456.9	$84.0	$99.8		$—		$99.4		$99.4		NM	(2)	NM	(2)	NM	(2)	NM	(2)
AGRE Debt Fund I, LP(2)	2011	155.5	155.8	155.0		—		155.0		155.0		NM	(2)	NM	(2)	NM	(2)	NM	(2)
2011 A4 Fund, L.P.(2)	2011	234.7	239.1	930.8		—		931.1		931.1		NM	(2)	NM	(2)	NM	(2)	NM	(2)
AGRE CMBS Fund, L.P.	2009	418.8	224.3	1,572.9		—		1,088.6		1,088.6		N/A		N/A		N/A		N/A
CPI Capital Partners North America(4)	2006	600.0	139.0	451.4		220.9		127.1		348.0		N/A	(4)	N/A	(4)	N/A	(4)	N/A	(4)
CPI Capital Partners Asia Pacific(4)	2006	1,291.6	637.0	1,098.6		759.1		581.4		1,340.5		N/A	(4)	N/A	(4)	N/A	(4)	N/A	(4)
CPI Capital Partners Europe(4)(5)	2006	1,550.4	446.9	952.3		54.4		432.3		486.7		N/A	(4)	N/A	(4)	N/A	(4)	N/A	(4)
CPI Other	Various	3,918.9	1,299.2	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)

Totals		$8,626.8	$3,225.3	$5,260.8		$1,034.4		$3,414.9		$4,449.3

(1)	Figures include estimated fair value of unrealized investments.
(2)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.
(3)	AGRE U.S. Real Estate Fund, L.P., a newly formed closed-end private investment fund that intends to make real estate-related investments principally located in the United States, held closings in January 2011 and June 2011 for a total of $134.9 million in base capital commitments and $250 million in additional capital commitments. Additionally, there was $72.0 million of co-invest commitments raised for an investment in the first quarter of 2012, which is included in the figures in the table above.
(4)	As part of the CPI acquisition, Apollo acquired general partner interests in fully invested funds. The net IRRs from the inception of the respective fund to March 31, 2012 were (10.3)%, 3.7% and (16.3)% for the CPI Capital Partners North America, Asia Pacific and Europe funds, respectively. These net IRRs were primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010.
(5)	CPI Capital Partners Europe is denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.33 as of March 31, 2012.
(6)	CPI Other consists of funds or individual investments of which we are not the general partner or manager and only receive fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. CPI Other fund performance is a result of invested capital prior to Apollo’s management of these funds. Return and certain other performance data is therefore not considered meaningful as we perform primarily an administrative role.

Apollo also manages Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI), which as of March 31, 2012 had total raised capital and total stockholders’ equity of $355.3 million and $338.4 million, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

SUPPLEMENTAL SEGMENT INFORMATION (UNAUDITED)

Supplemental Segment Information

Private Equity Dollars Invested and Uncalled Commitments

The following table summarizes the private equity dollars invested during the specified reporting periods:

	For the Three Months Ended March 31,
	2012	2011
	(in millions)
Private equity dollars invested	$984	$802

The following table summarizes the uncalled private equity commitments as of March 31, 2012, December 31, 2011 and March 31, 2011:

	As of March 31, 2012	As of December 31, 2011	As of March 31, 2011
	(in millions)
Uncalled private equity commitments	$7,396	$8,204	$10,162

Cost and Fair Value of our Funds’ Investments by Segment

The following table provides a summary of the cost and fair value of our funds’ investments by segment:

	As of March 31, 2012		As of December 31, 2011	As of March 31, 2011
	(in millions)
Private Equity(1):
Cost	$16,623		$15,956	$14,228
Fair Value	24,617		20,700	23,819

Capital Markets:
Cost	12,055	(2)	10,917	9,658
Fair Value	12,804	(2)	11,696	11,693

Real Estate:
Cost	4,508		4,791	4,009
Fair Value	4,095		4,344	3,405

(1)	Includes the cost and fair values of our private equity investments which represent the current invested capital and unrealized values, respectively, in ANRP, Fund VII, Fund VI, Fund V and Fund IV.
(2)	Includes AMTG and AINV amounts as of December 31, 2011.

As of March 31, 2012, approximately 69% of the fair value of our fund investments was determined using market-based valuation methods (i.e., reliance on broker or listed exchange quotes) and the remaining 31% was determined primarily by comparable company and industry multiples or discounted cash flow models. For our private equity, capital markets and real estate segments, the percentage determined using market-based valuation methods as of March 31, 2012 was 64%, 82% and 40%, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

CARRIED INTEREST RECEIVABLE AND CARRIED INTEREST INCOME

(LOSS) SUMMARY (UNAUDITED)

The table below presents an analysis of our (i) carried interest receivable and (ii) realized and unrealized carried interest (loss) income as of and for the three months ended March 31, 2012:

	As of March 31, 2012		For the Three Months Ended March 31, 2012
	Carried Interest Receivable		Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income (Loss)	Total Carried Interest Income (Loss)
	(in millions)
Private Equity Funds:
Fund VII	$781.1		$287.9	$24.6	$312.5
Fund VI	89.5		34.1 (2)	89.5	123.6
Fund V	136.6		11.6	—	11.6
Fund IV	18.3		0.4	—	0.4
AAA	14.1		(8.0)	8.0	—

Total Private Equity Funds	1,039.6		326.0	122.1	448.1

Capital Markets Funds:
Distressed and Event-Driven Hedge Funds (Value Funds, SOMA, AAOF)	26.4		31.8	—	31.8
Mezzanine Funds (AIE II, AINV)	11.5		5.7	9.6	15.3
Non-Performing Loan Fund (EPF)	49.0		(3.7)	—	(3.7)
Senior Credit Funds (COF I/COF II, ACLF, AEC, AESI, CLOs)	237.1		110.4	23.8	134.2
Sub-Advisory Arrangements	6.2		4.1	2.2	6.3

Total Capital Markets Funds	330.2		148.3	35.6	183.9

Real Estate Funds:
CPI Other	—		—	1.7	1.7

Total Real Estate Funds	—		—	1.7	1.7

Total	$1,369.8	(1)	$474.3	$159.4	$633.7

(1)	There was a corresponding profit sharing payable of $568.8 million as of March 31, 2012 that results in a net carried interest receivable amount of $801.0 million as of March 31, 2012.
(2)	See the following table summarizing a related general partner obligation to return previously distributed carried interest income and the fair value gain on investments and income to reverse such general partner obligation.

The following table summarizes the fair value gains on investments and income to reverse the general partner obligation for funds that have a general partner obligation to return previously distributed carried interest income based on the current fair value of the underlying funds’ investments as of March 31, 2012:

Fund	General Partner Obligation(1)	Fair Value of Investments as of March 31, 2012	Fair Value Gain on Investments and Income to Reverse General Partner Obligation
	(in millions)
Fund VI	$41.2	$10,771.8	$85.2	(2)

(1)	Based upon a hypothetical liquidation of Fund VI as of March 31, 2012, Apollo has recorded a general partner obligation to return previously distributed carried interest income, which represents amounts due to this fund. The actual determination and any required payment of a general partner obligation would not take place until the final disposition of the fund’s investments based on contractual termination of the fund.
(2)	The fair value gain on investments and income to reverse the general partner obligation is based on the life-to-date activity of the entire fund and assumes a hypothetical liquidation of the fund as of March 31, 2012.

APOLLO GLOBAL MANAGEMENT, LLC

SUPPLEMENTAL SHARE INFORMATION (UNAUDITED)

The table below presents Non-GAAP weighted average diluted shares outstanding for the three months ended March 31, 2012 and 2011:

	For the Three Months Ended March 31,
	2012	2011
Total GAAP Weighted Average Outstanding Class A Shares:
Basic	125,269,253	98,215,736
Non-GAAP Adjustments:
AOG Units	240,000,000	240,000,000
Vested RSUs(1)	18,358,807	15,342,071

Non-GAAP Weighted Average Diluted Shares Outstanding	383,628,060	353,557,807

(1)	Vested RSUs have not been issued in the form of Class A shares. As a result, the amount of Vested RSUs has been excluded from the outstanding Class A share basic and diluted amounts.

The table below presents Non-GAAP diluted shares outstanding as of March 31, 2012 and 2011:

	As of March 31,
	2012	2011
Total GAAP Outstanding Class A Shares:
Basic	126,310,740	99,471,490
Non-GAAP Adjustments:
AOG Units	240,000,000	240,000,000
Vested RSUs(1)	18,734,310	15,728,353

Non-GAAP Diluted Shares Outstanding	385,045,050	355,199,843

(1)	Vested RSUs have not been issued in the form of Class A shares. As a result, the amount of Vested RSUs has been excluded from the outstanding Class A share basic and diluted amounts.
Note:	In addition to fully diluted shares outstanding above, there were approximately 5.3 million and 6.6 million unvested RSUs that participate in distributions as of March 31, 2012 and 2011, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

Non-GAAP Financial Information

Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”):

•

Economic Net Income, or ENI, as well as ENI after taxes are key performance measures used by management in evaluating the performance of Apollo’s private equity, capital markets and real estate segments. Management also believes the components of ENI such as the amount of management fees, advisory and transaction fees and carried interest income are indicative of Apollo’s performance. Management uses these performance measures in making key operating decisions such as the following:

•	Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires;

•	Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and

•

Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. As it relates to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in such funds and those of the Company’s shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on the Company’s performance and growth for the year.

These measures of profitability have certain limitations in that they do not take into account certain items included under U.S. GAAP. ENI represents segment income (loss) attributable to Apollo Global Management, LLC, which excludes the impact of non-cash charges related to RSUs granted in connection with the 2007 private placement and amortization of AOG units, income tax expense, amortization of intangibles associated with the 2007 Reorganization as well as acquisitions and Non-Controlling Interests excluding the remaining interest held by certain individuals who receive an allocation of income from certain of our capital markets management companies. In addition, segment data excludes the assets, liabilities and operating results of the consolidated funds and VIEs that are included in the consolidated financial statements.

•

ENI After Taxes represents ENI adjusted to reflect Income tax provision on ENI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG units for Class A shares of Apollo Global Management, LLC. The assumptions and methodology impact the implied income tax provision which is consistent with those methodologies and assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. We believe this measure is more consistent with how we assess the performance of our segments which is described above in our definition of ENI.

•

ENI After Taxes per Share represents ENI After Taxes which is divided by Non-GAAP Weighted Average Diluted Shares Outstanding. We believe ENI After Taxes per Share provides useful information to shareholders because management uses ENI After Taxes per Share as the basis to derive our earnings available for the determination of distributions to Class A shareholders.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

•

Non-GAAP Weighted Average Diluted Shares Outstanding is calculated using the GAAP Weighted Average Outstanding Class A Shares plus Non-GAAP adjustments assuming (i) the exchange of all of the AOG units for 240,000,000 Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining ENI After Taxes per Share described above.

•

Non-GAAP Diluted Shares Outstanding is calculated using the GAAP Outstanding Class A Shares plus Non-GAAP adjustments assuming (i) the exchange of all of the AOG units for 240,000,000 Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions.

Definitions

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Assets Under Management, or AUM, refers to the investments we manage or with respect to which we have control, including capital we have the right to call from our investors pursuant to their capital commitments to various funds. Our AUM equals the sum of:

(i)	the fair value of our private equity investments plus the capital that we are entitled to call from our investors pursuant to the terms of their capital commitments plus non-recallable capital to the extent a fund is within the commitment period in which management fees are calculated based on total commitments to the fund;

(ii)	the net asset value, or “NAV,” of our capital markets funds, other than certain senior credit funds, which are structured as collateralized loan obligations (such as Artus, which we measure by using the mark-to-market value of the aggregate principal amount of the underlying collateralized loan obligations) or certain collateralized loan obligation and collateralized debt obligation credit funds that have a fee generating basis other than mark-to-market asset, plus used or available leverage and/or capital commitments;

(iii)	the gross asset values or net asset value of our real estate entities and the structured portfolio vehicle investments included within the funds we manage, which includes the leverage used by such structured portfolio vehicles;

(iv)	the incremental value associated with the reinsurance investments of the portfolio company assets that we manage; and

(v)	the fair value of any other investments that we manage plus unused credit facilities, including capital commitments for investments that may require pre-qualification before investment plus any other capital commitments available for investment that are not otherwise included in the clauses above.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers.

We use AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

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Fee-generating AUM consists of assets that we manage and on which we earn management fees or monitoring fees pursuant to management agreements on a basis that varies among the Apollo funds. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees for AUM purposes are based on the total value of certain structured portfolio vehicle investments, which normally include leverage, less any portion of such total value that is already considered in fee-generating AUM.

We use fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

•	Non-fee generating AUM consists of assets that do not produce management fees or monitoring fees. These assets generally consist of the following:

(i)	fair value above invested capital for those funds that earn management fees based on invested capital;

(ii)	net asset values related to general partner and co-investment ownership;

(iii)	unused credit facilities;

(iv)	available commitments on those funds that generate management fees on invested capital;

(v)	structured portfolio vehicle investments that do not generate monitoring fees; and

(vi)	the difference between gross assets and net asset value for those funds that earn management fees based on net asset value.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

We use non-fee generating AUM combined with fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. Non-fee generating AUM includes assets on which we could earn carried interest income.

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Private equity dollars invested is the aggregate amount of dollars invested by certain of Apollo’s private equity funds during a given period, which we believe is a useful supplemental measure because it provides shareholders with information about the capital deployed for investment opportunities in a given period.

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Uncalled private equity commitments represents unfunded capital commitments that certain of Apollo’s private equity funds have received from its limited partners to contribute capital to fund future or current investments and expenses, which we believe is a useful supplemental measure because it provides shareholders with information about the unfunded capital commitments available to be deployed for future or current investments and expenses for our private equity funds.

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“Gross IRR” of a fund represents the cumulative investment-related cash flows for all of the investors in the fund on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on March 31, 2012 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors.

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“Net IRR” of a fund means the Gross IRR applicable to all investors, including related parties which may not pay fees, net of management fees, organizational expenses, transaction costs, and certain other fund expenses (including interest incurred by the fund itself) and realized carried interest all offset to the extent of interest income, and measures returns based on amounts that, if distributed, would be paid to investors of the fund; to the extent that an Apollo private equity fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner, thereby reducing the balance attributable to fund investors.